Exhibit 4.1

WeightWatchers WTW 4001 Weight Watchers International, Inc. Common Stock No Par Value Incorporated under the laws of the Commonwealth of Virginia Common Stock This certificate transferable in Canton, MA or Jersey City, NJ CUSIP 948626 10 6 This certifies that SPECIMEN Is the owner of Fully paid and non-assessable shares of the common stock, No Par value of Weight Watchers International, Inc Transferable on the books of the Corporation by the holder [illegible] upon surrender of the certificate properly endorsed. This certificate [illegible] shall be subject to the laws of the Commonwealth of Virginia [illegible] provisions of the Articles of Incorporation and the bylaws [illegible] [illegible]This certificate is not valid unless [illegible] and registered by the Tranfer Agent and Registrant. WITNESS the [illegible] seal of the corporation and the [illegible] signatures of its duly authorized officers. Dated Executive Vice President and secretary [illegible] Executive Officer

WEIGHT WATCHERS INTERNATIONAL, INC. A full statement of the designations, relative rights, preferences and limitations applicable to each class of shares and the variations on rights, preferences and limitations determined for each class (and the authority of the board of directors to determine variations of future classes of shares that the corporation is authorize to issue will be furnished, without charge, to any shareholder upon written request to the secretary of the corporation. The following abbreviations, when used in the inscription on the five of this certificate, shall be [illegible] as though they were written put in full according to applicable laws or regulations. TEN COM – as tenants in common UNIF GIFT MIN ACT Custodian TENENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common under Uniform Transfer to Minors Act Additional abbreviations may also be used though not in the above [illegible] FOR VALUE RECEIVED HEREBY SELL ASSIGN AND TRANSFER INTO PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Shares of the capital stock represented by the within Certificate, and do herby irrevocable constitute and appoint Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises. Dated x [illegible]